UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway East, Suite 230, Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2013, Far East Energy (Bermuda), Ltd. (the “Borrower”), a wholly-owned subsidiary of Far East Energy Corporation (the “Guarantor”), the Guarantor and Standard Chartered Bank (the “Lender”) entered into a Sixth Amendment (the “Amendment”) to the Facility Agreement, dated as of November 28, 2011 (as amended, the “Facility Agreement”), by and among the Borrower, the Guarantor and the Lender.

The Amendment extends the maturity date of the Facility Agreement from January 15, 2014 to April 15, 2014 and requires the Borrower to pay interest under the Facility Agreement on a monthly basis rather than a quarterly basis. The Amendment contains certain customary representations, warranties, releases and confirmations.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and to the Facility Agreement attached as Exhibit 10.1 to the Form 8-K filed on December 2, 2011, the first amendment thereto attached as Exhibit 10.1 to the Form 8-K filed on May 25, 2012, the second amendment thereto attached as Exhibit 10.1 to the Form 8-K filed on November 28, 2012, the third amendment thereto attached as Exhibit 10.1 to the Form 8-K filed on December 20, 2012, the fourth amendment thereto attached as Exhibit 10.3 to the Form 8-K filed on January 18, 2013, and the fifth amendment thereto attached as Exhibit 10.4 to the Form 8-K filed on January 18, 2013, which are each incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Sixth Amendment to the Facility Agreement, dated December 31, 2013, among Far East Energy (Bermuda), Ltd., Far East Energy Corporation and Standard Chartered Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2013

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath Chairman

Index to Exhibits

Exhibit
Number	Description

10.1	Sixth Amendment to the Facility Agreement, dated December 31, 2013, among Far East Energy (Bermuda), Ltd., Far East Energy Corporation and Standard Chartered Bank.